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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

         This AGREEMENT is entered into as of June 8, 2001, but shall have effect from April 19, 2001 (the "Effective Date"), by and between Richard A. Heddleson ("Executive") and 3dfx Interactive, Inc., a California corporation (the "Company"). In consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

         1. DUTIES AND SCOPE OF EMPLOYMENT.

                  (a) Position and Duties. For the term of his employment under this Agreement, the Company agrees to employ Executive as its Chief Financial Officer, reporting directly to the Chief Executive Officer ("CEO") and the Board of Directors of the Company. Executive shall have such duties and authority as are commensurate with one employed in his position, as may be customarily incident to such position, and as may be assigned to Executive from time to time. Executive shall diligently, to the best of his ability, and with the highest degree of good faith and loyalty, perform all such duties incident to his position and use his best efforts to promote the interests of the Company. If the Company's assets are transferred to a liquidating trust (the "Trust"), Executive agrees to provide services to the Trust and/or serve as trustee of the Trust, with such duties and authority as are set forth in the Trust documents, and on such terms as are mutually acceptable to the Executive and the Company (including the trustee's compensation for serving as such).

                  (b) Obligations to the Company. During the Employment Period, Executive shall devote his full time and energy to the business of the Company and shall not be engaged in any competitive business activity without the express written consent of the Board. Executive shall comply with the Company's policies and rules, as they may be in effect from time to time during the term of his employment.

                  (c) No Conflicting Obligations. Executive represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. Executive represents and warrants that he will not use or disclose, in connection with his employment by the Company, any trade secrets or other proprietary information or intellectual property in which Executive or any other person has any right, title or interest and that his employment by the Company as contemplated by this Agreement will not infringe or violate the rights of any other person or entity. Executive represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employers.

         2. TERM OF EMPLOYMENT.

                  (a) Basic Rule. The Company agrees to continue Executive's employment, and Executive agrees to remain in employment with the Company, from the Effective Date until the date when Executive's employment terminates pursuant to Subsection 2(b) below (the "Employment Period"). Executive's employment with the Company shall be "at will," which means that either Executive or the Company may terminate Executive's employment at any time, for any reason, with "Cause" or "Without Cause."

                  (b) Termination. The Company or Executive may terminate Executive's employment at any time for any reason (or no reason), and with "Cause" or "Without Cause," by giving the other party fourteen (14) days' notice in writing. Executive's employment shall terminate automatically in the event of his death. If not earlier terminated pursuant to the preceding sentences, the Employment Period shall terminate upon the complete liquidation and dissolution of the Company.

         3. CASH AND INCENTIVE COMPENSATION.

                  (a) Salary. The Company shall pay Executive as compensation for his services the sum of Two Hundred and Seventy Five Thousand Dollars ($275,000) ("Base Salary Amount"), less applicable deductions and withholdings. The Executive acknowledges and agrees that the Employment Period may extend beyond a twelve-month period, and that the compensation figure set forth above is intended to compensate him both for such twelve-month period and any portion of the Employment Period beyond such twelve-month period. Executive's compensation shall be payable in accordance with the Company's standard payroll schedule over the twelve-month period commencing on the Effective Date, subject to Section 4 pertaining to termination of Executive's employment.

                  (b) Stock Options. As of June 8, 2001, Executive was granted options to acquire a total of 800,000 shares of the Company's common stock at a per share exercise price of $0.38 pursuant to the Company's Employee Stock Plan (the "Plan"). The terms of Executive's stock options are set forth in a separate Notice of Option Grant.



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                  (c) Vacation and Executive Benefits. During the term of his employment, Executive shall be eligible for vacation each year, in accordance with the Company's standard policy for senior executives, as it may be amended from time to time. Executive shall be eligible during his Employment Period to participate in any employee benefit plans generally available to the other senior executives of the Company, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan. The Company reserves the right to amend, modify or terminate any employee benefits at any time for any reason.

                  (d) Business Expenses. During the term of his employment, Executive shall be authorized to incur necessary and reasonable travel and other business expenses in connection with his duties hereunder, pursuant to and consistent with policies and procedures as established by the Company and as may be modified from time-to-time. The Company shall reimburse Executive for such expenses upon presentation of an itemized account and appropriate supporting documentation, in accordance with Company policy and procedures.

         4. PAYMENTS, BENEFITS AND ACCELERATION FOLLOWING TERMINATION.

                  (a) Termination without Cause. Subject to Section 4(e) of this Agreement, if the Company terminates Executive's employment "Without Cause", then Executive shall receive:

                           (i) If the Employment Period terminates prior to April 19, 2002 (the "Anniversary Date"), then a single lump-sum payment equal to the Base Salary Amount, less all base salary compensation payments already made to Executive;

                           (ii)     Immediate vesting of his stock option; and

                           (iii) Payment of Executive's premiums for health insurance (not to exceed $350 per month) through the Anniversary Date.

                  (b) Resignation or Termination for "Cause." In the event that:
(i) Executive's employment is terminated by the Company at any time for "Cause," or (ii) Executive resigns his employment for any reason, then upon the termination of Executive's employment, Executive will be paid his base salary and all unused vacation earned through the date of termination, but nothing else, and all stock vesting and benefits will cease on Executive's date of termination.

                  (c) Release Required. As a prior condition to Executive receiving any payment, benefit or stock acceleration under Section 4(a) of this Agreement, Executive and the Company shall execute a full mutual release of known and unknown claims against each other, their successors, affiliates, employees, agents, advisors and representatives, in mutually agreeable form.

                  (d) Termination Due to Death or Disability. If Executive's employment is terminated due to death or Disability, then Executive, or Executive's estate, will receive payment for all Base Salary and accrued but unused vacation earned through the date of termination and immediate vesting of 50% of his unvested stock options.

                  (e) Definitions.

                           (i) Termination for "Cause." For all purposes under this Agreement, a termination for "Cause" shall mean a termination of Executive's employment for any of the following reasons: (1) misconduct; (2) misappropriation of the assets of the Company; (3) conviction of, or a plea of "guilty" or "no contest" to a felony under the laws of the United States or any state thereof; (4) committing an act of fraud against, or the misappropriation of property belonging to, the Company; (5) a material breach of any confidentiality or proprietary information agreement between Executive and the Company; or (6) continued unsatisfactory performance after being given a written warning and at least thirty (30) days to improve performance. A termination of Executive's employment in any other circumstance or for any other reason will be a termination "Without Cause."

                           (ii) "Disability." For all purposes under this Agreement, "Disability" means Executive's inability to carry out his material duties under this Agreement for more than six (6)



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                                    months in any twelve (12) consecutive month
                                    period as a result of incapacity due to
                                    mental or physical illness or injury.

         5. SUCCESSORS.

                  (a) Company's Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which becomes bound by this Agreement.

                  (b) Executive's Successors. This Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         6. ARBITRATION. Executive and the Company agree to arbitrate before a neutral arbitrator any and all disputes or claims arising from or relating to Executive's employment with the Company, or the termination of that employment, including disputes or claims against any current or former agent or employee of the Company.

                  (a) Arbitrable Claims. Arbitrable disputes or claims include those which arise in tort, contract, or pursuant to a statute, regulation, or ordinance now in existence or which may in the future be enacted or recognized, including, but not limited to, the following claims:

                           (i) claims for fraud, promissory estoppel, fraudulent inducement of contract or breach of contract or contractual obligation, whether such alleged contract or obligation be oral, written, or express or implied by fact or law;

                           (ii)     claims for wrongful termination of
                                    employment, violation of public policy and constructive discharge, infliction of emotional distress, misrepresentation, interference with contract or prospective economic advantage, defamation, unfair business practices, and any other tort or tort-like causes of action relating to or arising from the employment relationship or the formation or termination thereof;

                           (iii) claims of discrimination, harassment, or retaliation under any and all federal, state, or municipal statutes, regulations, or ordinances that prohibit discrimination, harassment, or retaliation in employment, as well as claims for violation of any other federal, state, or municipal statute, regulation, or ordinance, except as set forth herein; and

                           (iv) claims for non-payment or incorrect payment of wages, commissions, bonuses, severance, employee fringe benefits, stock options and the like, whether such claims be pursuant to alleged express or implied contract or obligation, equity, the California Labor Code, the Fair Labor Standards Act, the Employee Retirement Income Securities Act, and any other federal, state, or municipal laws concerning wages, compensation or employee benefits.

                  (b) Non-Arbitrable Claims. Executive and the Company further understand and agree that the following disputes and claims are not covered by the arbitration agreement contained in this Section 7 and shall therefore be resolved as required by the law then in effect:

                           (i) claims for workers' compensation benefits, unemployment insurance, or state or federal disability insurance;

                           (ii)     claims concerning the validity,
                                    infringement, enforceability, or
                                    misappropriation of any trade secret, patent right, copyright, trademark, or any other intellectual or confidential property held or sought by Employee or the Company; and

                           (iii) any other dispute or claim that has been expressly excluded from arbitration by statute.

                  (c) Relief and Review. The Arbitrator shall have the authority to award any relief authorized by law in connection with the asserted claims or disputes and shall issue a written Award that sets forth the essential findings and



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conclusions on which the Award is based. The Arbitrator's Award shall be final and binding on both the Company and Employee and it shall provide the exclusive remedy(ies) for resolving any and all disputes and claims subject to arbitration under this Agreement. The Arbitrator's Award shall be subject to correction, confirmation, or vacation, as provided by California Code of Civil Procedure
Section 1285.8 et seq and any applicable California case law setting forth the standard of judicial review of arbitration Awards.

                  (d) Location and Rules. The arbitration shall be conducted in Santa Clara County, California, or such location as is mutually agreeable to the parties, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association; provided, however, that the Arbitrator shall allow the discovery authorized by California Code of Civil Procedure Section 1283.05 or any other discovery required by California law. Also, to the extent that any of the National Rules for the Resolution of Employment Disputes or anything in this Agreement conflicts with any arbitration procedures required by California law, the arbitration procedures required by California law shall govern.

                  (e) Costs and Attorneys' Fees. The Company will bear the arbitrator's fee and any other type of expense or cost that Executive would not be required to bear if he were free to bring the dispute(s) or claim(s) in court as well as any other expense or cost that is unique to arbitration. Executive and the Company shall each bear their own attorneys' fees incurred in connection with the arbitration, and the arbitrator will not have authority to award attorneys' fees unless a statute or contract at issue in the dispute authorizes the award of attorneys' fees to the prevailing party, in which case the arbitrator shall have the authority to make an award of attorneys' fees as required or permitted by applicable law. If there is a dispute as to whether the Company or Executive is the prevailing party in the arbitration, the Arbitrator will decide this issue.

         7. MISCELLANEOUS PROVISIONS.

                  (a) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by overnight courier, U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices shall be addressed to Executive at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

                  (b) Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

                  (c) Whole Agreement. No other agreements, representations or understandings (whether oral or written) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter of this Agreement. This Agreement and any proprietary information agreement between the Company and the Executive, and applicable stock option agreements and stock plans, contain the entire understanding of the parties with respect to the subject matter hereof.

                  (d) Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

                  (e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California (except provisions governing the choice of law).

                  (f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

                  (g) No Assignment. This Agreement and all rights and obligations of Executive hereunder are personal to Executive and may not be transferred or assigned by Executive at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company's assets to such entity.

                  (h) Headings. The headings of the paragraphs contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.



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                  (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


                                       EXECUTIVE



                                       /s/ Richard A. Heddleson
                                       -----------------------------------------
                                       RICHARD A. HEDDLESON


                                       3DFX INTERACTIVE, INC.



                                       By: /s/ Gordan Campbell
                                          --------------------------------------
                                       Name: GORDON CAMPBELL
                                            ------------------------------------
                                       Title: CHAIRMAN OF THE BOARD
                                             -----------------------------------



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